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                                                                    EXHIBIT 99.2

                                   EXHIBIT B

                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------

          THIS AGREEMENT dated as of the 9th day of March 1998, between Anworth Mortgage Asset Corporation, a Maryland corporation (the "Corporation"), and Heather U. Baines (the "Employee").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, pursuant to the Anworth Mortgage Asset Corporation 1997 Stock Option and Awards Plan, as amended (the "Plan"), the Corporation has granted to the employee, effective as of the effective date of the initial public offering of the Corporation's common stock on Registration Statement Form S-11 (the "Award Date"), an option to purchase all or any part of 32,000 authorized but unissued or treasury shares of Common Stock, $.01 par value, of the Corporation upon the terms and conditions set forth herein and in the Plan.

          NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

          1.  Defined Terms. Capitalized terms used herein and not otherwise
              -------------
defined herein shall have the meaning assigned to such terms in the Plan.

          2.  Grant of Option. This Agreement evidences the Corporation's grant
              ---------------
to the Employee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of 32,000 shares of the Common Stock at the price of $9.00 per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the tenth anniversary of the Award Date (the "Expiration Date"). Such price equals the Fair Market Value of the Corporation's Common Stock as of the Award Date. It is the intent of the Corporation that this Option constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

          [3.  Dividend Equivalent Rights.
               --------------------------

               (a) Pursuant to Section 5(k) of the Plan, the Administrator hereby grants to the Employee Accrued DERs, which shall be accrued with respect to the number of shares set forth in Section 2 that have not been purchased by the Employee pursuant to the Option as of the date dividends are declared on the Corporation's Common Stock. Accrued DERs shall also be accrued with respect to Accrued DERs which, at the date dividends are declared on the Corporation's Common Stock, had previously accrued with respect to such Common Stock pursuant to this Agreement.
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               (b) Accrued DERs as described in subsection (a) above shall be accrued in accordance with the following formula:

                                  (A x B) / C

          under which "A" equals number of shares subject to the Option (including Accrued DERs which had previously accrued), "B" equals the cash dividend per share or the value per share of the Common Stock or other property being distributed, as the case may be and "C" equals the Fair Market Value per share of Common Stock on the dividend payment date.

               (c) The Accrued DERs shall represent shares of Common Stock which shall be issuable to the Employee proportionately as the Employee exercises the Option.

               (d) Notwithstanding anything to the contrary herein, Accrued DERs granted with respect to the Option shall be accrued only to the extent of the number of shares of Common Stock then reserved and available for issuance under the Plan in excess of the number of shares subject to issuance pursuant to outstanding Stock Option, Accrued DER, Stock Appreciation Right, Limited Stock Appreciation Right, Deferred Stock or Performance Share awards.

               (e) Accrued DERs accruing hereunder shall expire on the expiration of the Option pursuant to the terms of this Agreement.

               (f) Any Common Stock issued to the Employee which is attributable to accrued DERs shall not constitute an Incentive Stock Option within the meaning of Section 422 of the Code. The tax consequences to the Employee of any such Common Stock attributable to accrued DERs which is issued to the Employee shall be determined under the rules provided in Section 83 of the Code.]

          4.   Exercisability of Option. Except as earlier permitted by or
               ------------------------
pursuant to the Plan or by resolution of the Committee adopted after the date hereof, no shares may be purchased by exercise of the Option until the expiration of twelve months after the Award Date. The Option may be exercised in installments as to 33.34% of the aggregate number of shares set forth in
Section 2 hereof [subject to adjustment in the number of shares for Accrued DERs pursuant to Section 3 hereof and pursuant to Section 3(c) of the Plan] on and after the first anniversary of the Award Date and as to an additional 33.3% of such aggregate number of such shares [subject to adjustment in the number of shares for Accrued DERs pursuant to Section 3 hereof and pursuant to Section 3(c) of the Plan] on each of the second and third anniversaries of the Award Date.

          To the extent the Employee does not in any year purchase all or any part of the shares to which the Employee is entitled, the Employee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option

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terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 1,000 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

          5.  Limitation on Exercise of Option. In the event the Employee is
              --------------------------------
granted incentive stock options (whether under this Agreement or any other incentive stock option agreement) and the aggregate fair market value (determined as of the respective dates of grant of such options) of the Common Stock with respect to which such options are first exercisable in any calendar year exceeds $100,000, the most recently granted options shall be treated as nonqualified stock options to the extent of the excess. In addition, in the case of simultaneously granted options, the Corporation may, in the manner and to the extent permitted by law, designate which shares are to be treated as stock acquired pursuant to the exercise of an incentive stock option.

          6.  Method of Exercise of Option.
              ----------------------------

              (a) The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted in Section 5(c)(iv) of the Plan for the full purchase price of the shares to be purchased, subject to such further limitations and rules or procedures as the Administrator may from time to time establish as to any non-cash payment. Shares delivered in payment of the exercise price must have been owned by Employee for at least six months prior to the exercise. In addition, the Employee shall furnish any written statements required pursuant to Section 11(a) of the Plan.

              (b) The Corporation may require that the Employee enter into an arrangement providing for the payment by the Employee to the Corporation of any tax withholding obligation of the Corporation arising by reason of (1) the exercise of the Option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.

          7.  Conditions to Exercise.  Notwithstanding anything to the contrary
              ----------------------
contained herein, the Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Securities Act of 1933, as amended (the "Securities Act") or, if such shares are not then so registered, the Corporation has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. If the Corporation, in its sole discretion, shall determine that it is necesary to comply with applicable securities laws, the certificate or certificates representing the shares issuable upon exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Corporation, giving notice of applicable restrictions on transfer under or in respect of such laws.

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          8.  Effect of Termination of Employment or Death: Change in Subsidiary
              ------------------------------------------------------------------
Status.  The Option and all other rights hereunder, to the extent not exercised,
------
shall terminate and become null and void at such time as the Employee ceases to be employed by either the Corporation or any Subsidiary, except that:

               (a) if the Employee voluntarily terminates or resigns, the Employee may at any time within a period of three months after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

               (b) if the Employee terminates by reason of becoming permanently and totally disabled (within the meaning of Code Section 22(e)(3)), then the Option shall, to the extent not theretofore exercised, fully vest and may be exercised within a period of one year after the Employee's termination from employment;

               (c) if the Employee dies prior to a termination of employment, or within three months after a termination of employment under subsection (a) or (b) above, then the Option shall, to the extent not theretofore exercised, fully vest and may be exercised within a period of one year after the Employee's termination from employment pursuant to the provisions of Section 5(g) of the Plan;

provided, however, that in no event may the Option be exercised by anyone under this Section 8 or otherwise after the Expiration Date. If Employee is employed by an entity which ceases to be a Subsidiary, such event shall be deemed for purposes of this Section 8 to be a termination of employment described in subsection (a) in respect of Employee. Absence from work caused by military service or authorized sick leave shall not be considered as a termination of employment for purposes of this Section 8 if the period of such absence does not exceed 90 (ninety) days, or if longer, so long as the Employee's right to reemployment with the Corporation or a Subsidiary is guaranteed either by statute or by contract. Where the period of such absence exceeds 90 days and where the individual's right to reemployment is not guaranteed either by statute or by contract, the Employee's employment shall be deemed to have terminated pursuant to subsection (a) of this Section 8 on the 91st day of such absence.

          9.  Investment Representation.  You hereby covenant and agree with the
              -------------------------
Corporation that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act, which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the shares subject to the Option,
(i) that you are purchasing the shares for your own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale of sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the applicability of such exemption and (iii) that you agree that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

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          10.  Non-Transferability of Option. The Option and any other rights of
               -----------------------------
the Employee under this Agreement or the Plan are nontransferable except as provided in Section 5(f) of the Plan.

          11.  Notices. Any notice to be given under the terms of this Agreement
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shall be in writing and addressed to the Corporation at its principal office located at 1299 Ocean Avenue, Santa Monica, California 90401, to the attention of the Chief Financial Officer and to the Employee at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

          12.  Plan. The Option and all rights of Employee thereunder are
               ----
subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference, to the extent such provisions are applicable to options granted to Eligible Employees. The Employee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

          13.  Notice of Disposition. The Employee agrees to notify the
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Corporation of any sale or other disposition of any shares of Common Stock received upon exercise of the Option, if such sale or disposition occurs within two years after the Award Date or within one year after the date of such exercise.

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          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand.

                          ANWORTH MORTGAGE ASSET CORPORATION,
                          a Maryland corporation

                          By /s/ Joseph Lloyd McAdams
                            --------------------------------
                             Name:  Joseph Lloyd McAdams
                             Title:  Chairman of the Board, President and Chief
                          Executive Officer

                          EMPLOYEE

                          /s/ Heather U. Baines
                          --------------------------------
                          (Signature)

                              Heather U. Baines
                          --------------------------------
                          (Print Name)

                              1200 Turquesa Lane
                          --------------------------------
                          (Address)

                              Pacific Palisades, CA 90272
                          --------------------------------
                          (City, State, Zip Code)

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                               CONSENT OF SPOUSE
                               -----------------

          In consideration of the execution of the foregoing Incentive Stock Option Agreement by Anworth Mortgage Asset Corporation, I, Lloyd McAdams, the spouse of the Employee herein named, do hereby join with my spouse in executing the foregoing Incentive Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.


          DATED:  March 9, 1998           /s/ Lloyd McAdams
                                         --------------------------------
                                         Signature of Spouse

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